Exhibit 32

Certification of Chief Executive Officer

In connection with the periodic report of Megatech Corporation (the "Company") on Form 10-Q (the "Report") for the period ended March 31, 2004 as filed with the Securities and Exchange Commission, I, Vahan Basmajian, President, Treasurer, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer, of the Company, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

      (1)   the Report fully complies with the requirements of Section 13
            (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934, and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated:  May 5, 2004                      /s/ Vahan V. Basmajian
                                         ----------------------------------
                                         Vahan V. Basmajian
                                         President, Treasurer & Chairman of
                                         the Board Chief Executive Officer
                                         & Chief Financial Officer


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